EXHIBIT 99.1

Community Partners Bancorp Initiates a Quarterly Cash Dividend on Heels of Commencing Share Repurchase Program

TINTON FALLS, N.J., April 17, 2013 (GLOBE NEWSWIRE) -- Community Partners Bancorp (Nasdaq:CPBC), (the "Company"), the parent company of Two River Community Bank, today announced that the Board of Directors has declared an initial quarterly cash dividend of $0.02 per share to common shareholders of record at the close of business on May 10, 2013 payable on May 30, 2013.

"We are extremely pleased to be able to initiate a cash dividend for our common shareholders," said William D. Moss, President and Chief Executive Officer. "We believe this dividend provides our shareholders an added tangible benefit, and feel it is appropriate given the current financial performance momentum we have exhibited over the past few years. The combined cash dividend and share repurchase program demonstrate the confidence we have in our strategy to continue to grow the Company and its earnings."

About the Company

Community Partners Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank currently operates 16 branches throughout Monmouth and Union Counties and two regional lending offices in New Brunswick and Summit, New Jersey. More information about Two River Community Bank is available at www.tworiverbank.com. More information about Community Partners is available at www.communitypartnersbancorp.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. Actual results may differ materially from such forward-looking statements, and no undue reliance should be placed on any forward-looking statement. For factors that may cause results to differ materially from such forward-looking statements , see Community Partners' filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2012. Community Partners assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

CONTACT: William D. Moss, President & CEO
         Community Partners Bancorp
         732-389-8722 wmoss@tworiverbank.com

         A. Richard Abrahamian, Executive Vice President & CFO
         Community Partners Bancorp
         732-216-0167 rabrahamian@tworiverbank.com